Exhibit 10aa-4
                                        Amendment to the
                            BellSouth Employee Stock Investment Plan

This Amendment is made to the BellSouth Employee Stock Investment Plan (the "Plan"), which was adopted effective April 1, 1996. Pursuant to Section 7.04 of the Plan, the BellSouth Savings Plan Committee hereby amends the Plan, effective December 15, 2000, as follows:

Amend Section 7.04 of the Plan by replacing the termination date of the Plan "December 31, 2000" with the following:

December 31, 2001




Approved this 15th day of December, 2000.

BellSouth Savings Plan Committee:

/s/ Richard D. Sibbernsen
Richard D. Sibbernsen
Vice President - Human Resources
Chairman